UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 16, 2012

YAYI INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23806	87-0046720
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 9 Xingguang Road,
Northern Industrial Park of Zhongbei Town,
Xiqing District, Tianjin 300384, China
(Address of Principal Executive Offices)

(86)22-2798-4033
Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective April 13, 2012, Ms. Veronica Jing Chen resigned as the Chief Financial Officer of Yayi International Inc. (the “Company”).  Ms. Chen’s resignation was not in connection with any known disagreement with the Company on any matter.  On the same date, the Board of Directors of the Company appointed the Company’s Chief Executive Officer and President, Ms. Li Liu, to also serve as the Company's Interim Chief Financial Officer until a successor is named.

There is no family relationship exists between Ms. Liu and any directors or executive officers of the Company, except that Ms. Liu is wife of our director, Mr. Fung Shek.  In addition, except as previously disclosed in the Company’s filings with the Securities and Exchange Commission, there has been no transaction, nor is there any currently proposed transaction between Ms. Liu and the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAYI INTERNATIONAL INC.

Date: April 16, 2012

/s/ Li Liu
Li Liu
Chief Executive Officer